Exhibit 1.1

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

23,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

October 2, 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
J.P. MORGAN SECURITIES INC.

c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

as Representatives of the several Underwriters
listed in Schedule I hereto

Dear Sirs:

     Friedman, Billings, Ramsey Group, Inc., a Virginia corporation that has elected to be taxed as a real estate investment trust (the “Company”), confirms its agreement with each of the Underwriters listed in Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc. are each acting as a representative (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, of 23,000,000 shares of common stock of the Company, $0.01 par value per share (the “Common Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Common Shares set forth opposite the names of the Underwriters in Schedule I hereto and (ii) the grant by the Company to the Underwriters, of the option described in Section 1(b) hereof to purchase all or any part of 3,450,000 additional Common Shares. The 23,000,000 Common Shares to be purchased by the Underwriters (the “Initial Shares”) and all or any part of the 3,450,000 Common Shares subject to the option described in Section 1(b) hereof (the “Option Shares”) are hereinafter called, collectively, the “Shares.”

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-107731) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. Such registration statement, including all exhibits, financial statements and other information incorporated by reference, is hereinafter collectively called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

     The term “Prospectus” means the final base prospectus and prospectus supplement, including all exhibits, financial statements and other information incorporated by reference, as first filed after the date hereof pursuant to Rule 424(b) of the Securities Act Regulations or in the Rule 462(b) Registration Statement, and any amendments thereof or supplements thereto. The term “Preliminary Prospectus” means any base prospectus and prospectus supplement filed under Rule 424(b) or Rule 429 of the Securities Act Regulations prior to the Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement.

     The Company and the Underwriters agree as follows:

     1.     Sale and Purchase.

     (a)  Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $16.2775, the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

     (b)  Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price set forth in paragraph (a) above plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time, but in no event in more than two installments, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days (nor earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     2.     Payment and Delivery.

     (a)  Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (or fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.” Unless the Representatives elect to take delivery of the Initial Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

     (b)  Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. Unless the Representatives elect to take delivery of the Option Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

     3.     Representations and Warranties of the Company. The Company represents and warrants to the Underwriters that:

(a)	the Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Common Stock and Preferred Stock;” all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Prospectus, other than stock options granted under the Company’s stock incentive plan in the ordinary course of business, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), are, except as described in the Prospectus, directly or indirectly owned of record and beneficially by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

(b)	The Company and each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited liability company, trust or partnership, as applicable, and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation, as applicable, with all requisite corporate, limited liability company, trust or partnership power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and

Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(c)	the Company and each of its subsidiaries are duly qualified or registered to transact business and in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of their respective businesses as now conducted as described in the Registration Statement and the Prospectus, except where the failure, individually or in the aggregate, to be so qualified or registered could not reasonably be expected to have a material adverse effect on the assets, business, results of operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(d)	the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including without limitation those relating to transactions with affiliates, except where any noncompliance would not reasonably be expected to have a Material Adverse Effect;

(e)	neither the Company nor any of its subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its respective charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect; and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or

(iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) and (iii) for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries;

(f)	the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(g)	the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus and no holder of the Shares will be subject to personal liability by reason of being such a holder; the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

(h)	no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency (each, a “Regulatory Entity”) is required in connection with the execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, Inc. (“NYSE”) and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(i)	each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and the Prospectus or own or lease their respective properties, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority or self-regulatory organization, other than such accreditations that the Company or its subsidiaries have obtained, in order to provide the products or services that it currently provides or which it proposes to provide, as set forth in the Prospectus; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, other than any such violation, default or revocation, that would not reasonably be expected to have a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

(j)	neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other order or directive issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Entity, that materially restricts the conduct of its business or has, or could reasonably be expected to, have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries (a) been advised by any Regulatory Entity that it is considering issuing or requesting any such Regulatory Agreement or (b) become aware of any pending or threatened Regulatory Agreement;

(k)	any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for the account of Company or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and, to the knowledge of the Company, in accordance with commercially reasonable business practice and applicable rules, regulations and policies of any applicable Regulatory Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect;

(l)	if the Company or any of its subsidiaries is or has been during the past five years an “investment adviser” within the meaning of the Investment Advisers Act, such entity was, to the extent required under the Investment Advisers Act, registered, licensed or qualified as an investment adviser under the Investment Advisers Act and is not subject to any liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)	each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and the Company has complied with any request on the part of the Commission for additional information;

(n)	the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3; the Registration Statement complies, each Preliminary Prospectus, at the time of filing thereof pursuant to Rule 424(b) under the Securities Act, complied and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, when they have become effective with the Commission or on their issue date, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement and each Preliminary Prospectus did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto will not, as of the applicable issue date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to Underwriters’ Information (as defined in Section 9(a) of this Agreement);

(o)	the Preliminary Prospectus and the Prospectus in paper format delivered to the Underwriters for use in connection with this offering will be identical in all material respects to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T of the Securities Act Regulations;

(p)	all legal or governmental proceedings, contracts or documents that are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

(q)	there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any Regulatory Entity which could result in a judgment, decree, award or order that would reasonably be expected to have a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

(r)	the financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the statements of income and changes in shareholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be shown therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement or the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and, to the extent required, are set forth or incorporated by reference in the Registration Statement and the Prospectus; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and no other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement or the Prospectus;

(s)	the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t)	the Company has filed in a timely manner all reports required to be filed pursuant to sections 13, 14 and 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

(u)	PricewaterhouseCoopers LLP, whose reports on the audited financial statements of the Company are incorporated by reference in the Registration Statement and the Prospectus are, and at all times during the periods covered by their reports were, independent public accountants as required by the Securities Act and the Securities Act Regulations;

(v)	subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the assets, liabilities, business, results of operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and its subsidiaries taken as a whole, contemplated, planned or entered into by the Company or any of its subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries, which is material to the Company and the subsidiaries taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company with respect to any class of its capital stock, or (v) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, other or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus;

(w)	the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(x)	each of the Company and its subsidiaries, other than Friedman, Billings, Ramsey & Co., Inc. in its capacity as an Underwriter of the Shares as to which the Company makes no representation or warranty in this paragraph (x), and each of their respective officers, directors and controlling persons has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for repurchases of the Company’s Common Shares effected pursuant to the Company’s authorized repurchase program in compliance with applicable securities laws;

(y)	the Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) other than Friedman, Billings, Ramsey & Co., Inc. and Pegasus Capital Corporation, a Delaware corporation (“Pegasus”), directly, or indirectly through one or more intermediaries, does not control any member firm of the National Association of Securities Dealers, Inc. (the “NASD”);

(z)	the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(aa)	any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(bb)	the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the NYSE;

(cc)	there are no statutes or regulations applicable to the Company or any of its subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described;

(dd)	all agreements between the Company or any of its subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of its subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

(ee)	no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described;

(ff)	the Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary;

(gg)	the Company and each subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each subsidiary to conduct its business as described in the Prospectus, and the conduct of its business will not conflict in any material respect with any such rights of others, and neither the Company, nor any subsidiary, has received notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

(hh)	the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii)	each of the Company and its subsidiaries have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, would materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities;

(jj)	neither the Company nor any of its subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its subsidiaries sells or from which the Company or any of its subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its subsidiaries, (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the subsidiaries, (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (vi) made any bribe, rebate, payoff, influence payment, kickback or any other unlawful payment;

(kk)	except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them;

(ll)	neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or of any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

(mm)	all securities issued by the Company and any of its subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws;

(nn)	(i) the Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), (ii)

FBR Asset Investment Corporation, to which the Company is a successor by merger, qualified as a REIT for all taxable years prior to 2003, and (iii) the Company’s method of operation (including the method of operation of FBR Asset Investment Corporation for the period up to its merger with the Company) will enable it to meet the requirements for taxation as a REIT under the Code for 2003 and all subsequent taxable years, and the Company intends to qualify as a REIT for all such years;

(oo)	each of Friedman, Billings, Ramsey & Co., Inc. and Pegasus is registered as a broker-dealer with the Commission and is a member of the NASD and the Securities Investor Protection Corporation (“SIPC”) and applicable state and other regulatory authorities and is in compliance in all material respects with all applicable laws, rules, regulations, orders, and similar requirements in connection therewith;

(pp)	the Shares have been approved for listing, upon official notice of issuance, on the NYSE;

(qq)	in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

(rr)	there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries;

(ss)	neither the Company nor any of the subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become, an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act;

(tt)	neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(uu)	each of the Company and its subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(vv)	neither the Company nor any of its subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of its subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

(ww)	no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares;

(xx)	no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)	the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares, other than any stabilization activity undertaken by Friedman, Billings, Ramsey & Co., Inc. in its capacity as an Underwriter of the Shares;

(zz)	the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba; and

(aaa)	there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

     4.     Certain Covenants of the Company. The Company hereby covenants and agrees with the Underwriters:

(a)	to furnish such information as may be requested and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to maintain such qualification for more than 90 days from the date hereof (except that, upon the written request of the Representatives and at the expense of the Underwriters, the Company shall maintain such qualification for an additional period, not to exceed 180 days), or to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

(b)	if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)	to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus (or a terms sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement, and to furnish promptly (and with respect to the initial delivery of the prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the

Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act Regulations;

(d)	to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations, or when a supplement to the Prospectus or any amendment to the Prospectus has been filed;

(e)	to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(f)	before amending or supplementing the Registration Statement or the Prospectus, or, during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, to furnish to the Representatives a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(g)	to furnish to the Underwriters, for a period of three years from the date of this Agreement and only to the extent unavailable through EDGAR (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD, the NYSE or any securities exchange or the Nasdaq National Market and (iii) such other information as the Underwriters may reasonably request regarding the Company and its subsidiaries;

(h)	to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, promptly to prepare and furnish, at the Company’s expense, to the Underwriters promptly such copies of the proposed amendments or supplements to the Prospectus as may be necessary to reflect any such change before filing any such amendment or supplement with the Commission, and thereafter promptly to furnish at the Company’s own expense to the Underwriters, copies in such quantities and at such locations as the Underwriters may from time to time reasonably request;

(i)	to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(j)	to furnish to each Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k)	to apply the net proceeds of the sale of the Shares in accordance with the statements under the caption “Use of Proceeds” in the Prospectus;

(l)	to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

(m)	to use its best efforts to effect and maintain the listing, quotation or inclusion of the Shares on the NYSE, the American Stock Exchange, Inc. or in the Nasdaq National Market (each an “Exchange”), and to file with such Exchange all documents and notices required by the Exchange of companies that have securities that are listed on or included in such Exchange;

(n)	to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc., from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder and (B) any Common Shares issued by the Company upon the exercise of any options outstanding on the date hereof and referred to in the Prospectus;

(o)	to not, and to use its best efforts to cause its officers, directors and affiliates (excluding Friedman, Billings, Ramsey & Co., Inc.) not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any security of the Company, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(p)	the Company will maintain, at the Company’s expense, a registrar and transfer agent for the Common Shares;

(q)	the Company will use its best efforts to continue to qualify as a REIT under the Code and to cause Friedman, Billings, Ramsey & Co., Inc. and Pegasus to continue to be registered as a broker-dealer with the Commission, the NASD, the SIPC and other applicable state and other regulatory authorities;

(r)	the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(s)	the Company and its subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an “investment company” or an entity subject to regulation as an investment company within the meaning of the 1940 Act;

(t)	if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives’ reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event;

(u)	to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)	not to invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act of 1978, as amended (the “CEA”), or otherwise complies with the CEA. In addition, the Company will not engage in any activities which might be subject to the CEA, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission;

(w)	to file timely and accurate reports with the Commission in accordance with Rule 463 of the Securities Act Regulations or any successor provision;

(x)	to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Shares; and

(y)	to not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares, other than with respect to the activities of Friedman, Billings, Ramsey & Co., Inc. in its capacity as an Underwriter of the Shares.

     5.     Payment of Expenses.

     The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the

Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel and (x) the performance of the Company’s other obligations hereunder (including, without limitation, costs incurred in closing the purchase of the Option Shares, if any). Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

     6.     Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable (ii) the performance in all material respects by the Company of its obligations hereunder, and (iii) the satisfaction of the following further conditions:

     (a)  If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives.

     (b)  The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Hunton & Williams LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery, in substantially the form of Annex A.

     In addition, Hunton & Williams LLP shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, nothing has caused them to believe that the Registration Statement, the Prospectus, as of their respective effective or issue dates and as of the date of such counsel’s opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

     (c)  The Representatives shall have received from PricewaterhouseCoopers LLP “comfort letters,” dated as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants with respect to the Company (which shall be inclusive of its subsidiaries for purposes of this Section 6(c)), within the meaning of the Securities Act and the Securities Act Regulations, and stating that:

(i) In their opinion, the consolidated financial statements of the Company audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

(ii) On the basis of the procedures specified by the American Institute of Certified Public Accountants as described in SAS No. 71, “Interim Financial Information,” inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, which procedures do not constitute an audit in accordance with generally accepted auditing standards as applied in the United States, nothing came to their attention that caused them to believe that, if applicable, the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, Securities Act Regulations, Exchange Act and Exchange Act Regulations, including without limitation, Regulation S-K, or are not in conformity with generally accepted accounting principles as applied in the United States applied on a basis substantially consistent, except as noted in the Registration Statement, with the basis for the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement.

(iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards as applied in the United States, consisting of a reading of the unaudited interim financial statements and other information referred to below, a reading of the latest available unaudited condensed consolidated financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock of the Company, any increase in the total liabilities of the Company, any decreases in total assets or shareholders’ equity of the Company, or any changes, decreases or increases in other items specified by the Representatives, in each case as compared with amounts shown in the latest unaudited interim consolidated statement of financial condition of the Company incorporated by reference in the Registration Statement except in each case for changes, increases or decreases which the Registration Statement specifically discloses, have occurred or may occur or which are described in such letter; and

(B) for the period from the date of the latest unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement to the specified date referred to in clause (iii)(A), there were any decreases in the consolidated interest income, net interest income, or net income of the Company or in the per share amount of net income of the Company, or any changes, decreases or increases in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter.

(iv) In addition to the audit referred to in their report included in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards as applied in the United States, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records and consolidated financial statements of the Company which are incorporated by reference in the Registration Statement, and have compared such amounts, percentages and financial information with the accounting records and the material derived from such records and consolidated financial statements of the Company and have found them to be in agreement.

     In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases as specified in clauses (iii)(A) or (iii)(B) above, or any exceptions from such agreement specified in clause (iv) above, it shall be a further condition to the obligations of the Underwriters that the Representatives shall have determined, after discussions with officers of the Company responsible for financial and accounting matters, that such changes, decreases, increases or exceptions as are set forth in such letters do not (x) reflect a material adverse change in the items specified in clause (iii)(A) above as compared with the amounts shown in the latest unaudited consolidated statement of financial condition of the Company incorporated by reference in the Registration Statement, (y) reflect a material adverse change in the items specified in clause (iii)(B) above as compared with the corresponding periods of the prior year or other period specified by the Representatives, or (z) reflect a material change in items specified in clause (iv) above from the amounts shown in the Preliminary Prospectus distributed by the Underwriters in connection with the offering contemplated hereby or from the amounts shown in the Prospectus.

     (d)  The Representatives shall have received from KPMG LLP “comfort letters,” dated the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants with respect to the Company (which shall be inclusive of its subsidiaries for purposes of this Section 6(d)), within the meaning of the Securities Act and the Securities Act Regulations, and stating that:

                    (i) In their opinion, the consolidated financial statements of FBR Asset Investment Corporation audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

                    (ii) In addition to the audit referred to in their report incorporated by reference in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards as applied in the United States, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records and consolidated financial statements of FBR Asset Investment Corporation which are incorporated by reference in the Registration Statement, and have compared such amounts, percentages and financial information with the accounting records and the material derived from such records and consolidated financial statements of FBR Asset Investment Corporation and have found them to be in agreement.

     In the event that the letters to be delivered referred to above set forth any exceptions from such agreement specified in clause (ii) above, it shall be a further condition to the obligations of the Underwriters that the Representatives shall have determined, after discussions with officers of the Company responsible for financial and accounting matters, that such exceptions as are set forth in such letters do not reflect a material change in items specified in clause (ii) above from the amounts shown in the Preliminary Prospectus distributed by the

Underwriters in connection with the offering contemplated hereby or from the amounts shown in the Prospectus.

     (e)  The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hogan & Hartson L.L.P., dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

     (f)  No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

     (g)  Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h)  Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, business, results of operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the subsidiaries.

     (i)  At the Closing Time, the Shares shall have been approved for listing on the NYSE.

     (j)  The Representatives shall have received letters (each, a “Lock-up Agreement”) from each person listed on Schedule II hereto, substantially in the form of Annex B hereto, confirming that for a period of 90 days after the Closing Time (the “Lock-Up Period”), such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within the Lock-Up Period, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, directly or indirectly, any Common Shares (other than by participating as selling shareholders in a registered offering of Common Shares offered by the Company with the consent of Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc.) or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc. which consent may be withheld in their sole discretion. The forgoing restrictions shall not apply to securities disposed of privately through bona fide gifts or to others approved by Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc., so long as the recipients first agree in writing to be bound by the same restrictions set forth above during the Lock-Up Period.

     (k)  The Company will, at the Closing Time and on each Date of Delivery, deliver to the Representatives a certificate of its Co-Chief Executive Officer and its Chief Financial Officer, to the effect that, to each of such officer’s knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in this Section 6 have been satisfied in all material respects as of such date.

     (l)  The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Representatives may reasonably request.

     (m)  All filings with the Commission required by Rule 424 or Rule 429 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by such Rule.

     (n)  The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

     (o)  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(v) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Time or any Date of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time or any Date of Delivery, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time or any Date of Delivery, as the case may be, prevent the issuance or sale of the Shares.

     (q)  The Representatives shall have received on and as of the Closing Time or any Date of Delivery, as the case may be, satisfactory evidence of the good standing of the Company and the subsidiaries listed on Schedule III hereto in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     7.     Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of J.P. Morgan Securities Inc., at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, results of operations, earnings, prospects, properties or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities, acts of terrorism or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of J.P. Morgan Securities Inc., impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by an Exchange or if trading generally on or in an applicable Exchange or in any over-the-counter market has been suspended (including any automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of J.P. Morgan Securities Inc. has or will have a Material Adverse Effect, (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of J.P. Morgan Securities Inc. has a material adverse effect on the securities markets in the United States.

     If J.P. Morgan Securities Inc. elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8.     Underwriter Default. If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement, on such date the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.     Indemnification and Contribution.

     (a)  The Company agrees to indemnify and hold harmless each Underwriter, each of its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorneys’ fees and expenses), joint or several, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company); (ii) any omission or alleged omission to state a material fact in the registration statement as originally filed or the Registration Statement, the Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the enforcement of this indemnification provision or the contribution provisions herein; and shall reimburse each such indemnified party for any legal or other expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by them in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or allegation thereof that has been made therein or omitted therefrom in reliance upon and in conformity with the information provided by the Underwriters (other than by Friedman, Billings, Ramsey & Co., Inc.) in writing expressly for use in the Registration Statement (“Underwriters’ Information”); provided, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling any Underwriter) to the extent any such losses, claims, damages, liabilities or expenses directly result from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to you in sufficient time to distribute same with or prior to the written confirmation of the sale involved), if required by law, and if such loss, claim, damage, liability or expense would not have arisen but for the failure to give or send such person such document. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as required by the foregoing indemnity from the Company to each Underwriter, but only with respect to the Underwriters’ Information that was provided by that Underwriter to the Representatives. The foregoing indemnity agreement is in addition to any liability, which any Underwriter may otherwise have to any such indemnified party.

     (c)  If any action or claim shall be brought or asserted against any indemnified party or any person controlling an indemnified party in respect of which indemnity may be sought from the indemnifying party, such indemnified party or controlling person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such paragraph, and further, shall only relieve it from liability under such paragraph to the extent prejudiced thereby. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party or such controlling person and the indemnifying party and such indemnified party or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party or controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or such controlling person) it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time and for all such indemnified parties and controlling persons, which firm shall be designated in writing by the indemnified party(ies) (and, if such indemnified parties are the Underwriters, by J.P. Morgan Securities Inc.). Each indemnified party and each controlling person, as a condition of such indemnity, shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     An indemnifying party shall not, without the prior written consent of each indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnity may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes a release of each such indemnified party reasonably satisfactory to each such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement with each indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not alter the right of any indemnified party or controlling person to indemnification or contribution as provided in this Agreement.

     (d)  If the indemnification provided for herein is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts, commissions and compensation received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the first sentence of this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter in its capacity as an Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Initial Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this paragraph (d), each person who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding sentence. The obligations of the Company under this paragraph (d) shall be in addition to any liability, which the Company may otherwise have, and the obligations of the Underwriters under this paragraph (d) shall be in addition to any liability that the Underwriters may otherwise have.

     (e)  The indemnity and contribution agreements contained herein shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter (or any person controlling an Underwriter) or by or on behalf of the Company, or such directors or officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor under the Agreement and (iii) any termination of the Agreement. A successor of any Underwriter or of the Company, such directors or officers (or of any person controlling an Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained herein.

     10.     Survival. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the subsidiaries or the directors and officers or any of them or any person who controls the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11.     Merger. This Agreement constitutes the entire agreement between the Company and the Underwriters and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle or other oral or written agreements between the parties relating to the subject matter hereof, including the offering of Shares hereby.

     12.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209, Attention: President.

     13.     Governing Law; Consent to Jurisdiction; Headings. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF

LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14.     Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15.     Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ EMANUEL J. FRIEDMAN Name: Emanuel J. Friedman Title: Co-Chairman and Co-Chief Executive Officer

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC. Acting for itself and on behalf of the several Underwriters listed in Schedule I hereto

By: /s/ JAMES R. KLEEBLATT Name: James R. Kleeblatt Title: Senior Managing Director

J.P. MORGAN SECURITIES INC. Acting for itself and on behalf of the several Underwriters listed in Schedule I hereto

By: /s/ ELIZABETH P. MYERS Name: Elizabeth P. Myers Title: Vice President

Schedule I

Number of Initial
Underwriter	Shares

Friedman, Billings, Ramsey & Co., Inc.	9,200,000

J.P. Morgan Securities Inc.	5,750,000

Banc of America Securities LLC	3,220,000

Keefe, Bruyette & Woods, Inc.	1,610,000

BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.	920,000

Stifel, Nicolaus & Company, Incorporated	920,000

Credit Lyonnais Securities (USA) Inc.	575,000

Flagstone Securities	575,000

Scotia Capital (USA) Inc.	230,000

Total	23,000,000

Schedule II

Persons From Whom the Underwriters Have Received Lock-Up Agreements

Officers of the Company	Titles

Emanuel J. Friedman	Co-Chairman and Co-Chief Executive Officer

Eric F. Billings	Co-Chairman and Co-Chief Executive Officer

Robert S. Smith	Chief Operating Officer

Kurt R. Harrington	Chief Financial Officer

William J. Ginivan	Chief Legal Officer

Richard J. Hendrix	Chief Investment Officer and Senior Managing Director
Investment Banking

J. Rock Tonkel, Jr.	Executive Vice President, Head of Investment Banking
and Member of Strategic Management Committee

Directors of the Company

Daniel J. Altobello

Peter A Gallagher

Stephen D. Harlan

Russell C. Lindner

W. Russell Ramsey

Wallace L. Timmeny

John T. Wall

Schedule III

Friedman, Billings, Ramsey Group, Inc.
FBR TRS Holdings, Inc.
FBR CCP, Ltd.
FBR Investments, L.L.C.
FBR Bancorp, Inc.
FBR Asset Management Holdings, Inc.
FBR Capital Markets Holdings, Inc.
Money Management Advisers, Inc.
FBR Fund Advisers, Inc.
FBR Investment Management, Inc.
Pegasus Capital Corporation
Friedman, Billings, Ramsey & Co., Inc.
FBRC, Ltd.
Friedman, Billings, Ramsey International, Ltd.
FBR Investment Services, Inc.

ANNEX A

Form of Opinion of Hunton & Williams LLP

Matters opined to by issuer’s counsel:

i) each of the Company and the subsidiaries listed on Exhibit A to the opinion (the “Subsidiaries”) has been duly incorporated, organized or formed, as applicable, and is validly existing and in good standing under the laws of its respective state of incorporation, organization or formation, as applicable;

ii) each of the Company and the Subsidiaries has the corporate, limited liability company or other applicable entity power and authority to own, lease or operate its respective properties and to conduct its respective business as described in the Registration Statement and the Prospectus, and the Company has the corporate power to authorize, execute and deliver the Underwriting Agreement and to carry out all the terms and provisions thereof to be carried out by it;

iii) to our knowledge, all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company;

iv) the Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any statutory preemptive rights or, to our knowledge, other rights to subscribe for or purchase securities; the issuance of the Shares has been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares pursuant to the Company’s Articles of Incorporation or, to our knowledge, pursuant to any agreement or other instrument; and, other than as described in the Prospectus, no holders of securities of the Company are entitled to have such securities registered under the Securities Act pursuant to the Company’s Articles of Incorporation or, to our knowledge, pursuant to any agreement or other instrument;

v) the statements set forth under the headings “Description of Common Stock and Preferred Stock,” “Legal Ownership of Securities,” and “Real Estate Investment Trust Status” in the Base Prospectus, insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by us and are correct in all material respects;

vi) the execution and delivery of the Underwriting Agreement have been duly and validly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company;

vii) to our knowledge and other than as set forth in the Prospectus, no actions, suits, proceedings, inquiries, investigations, legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the properties, assets or rights of the Company or any of the Subsidiaries is subject, at law or in equity, before any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be described in the Registration Statement or the Prospectus and are not described therein or that would reasonably be expected to have a Material Adverse Effect; to our knowledge, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to the properties of any of them and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required or that would reasonably be expected to have a Material Adverse Effect; to our knowledge, there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character that are required to be described in the Registration Statement or the Prospectus and are not described therein; and, to our knowledge, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required to be described in the Registration Statement or the Prospectus and is not described therein;

viii) the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement, the compliance by the Company with the other provisions of the Underwriting Agreement and the consummation of the other transactions therein contemplated do not (A) require the consent, approval, authorization, registration, qualification, order or filing of or with any governmental authority, except such as have been obtained and are in full force and effect under the Securities Act and such as may be required under state securities or blue sky laws and by the National Association of Securities Dealers, Inc. (the “NASD”), (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (or constitute any event which with notice, lapse of time or both would constitute a breach or violation of or default under), any license, indenture, mortgage, deed of trust, lease, loan or credit agreement or other agreement or instrument that is filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of the properties of any of them is bound, or the Articles of Incorporation or Bylaws of the Company, or any statute or, to our knowledge, any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Company or (C) to our knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of the Subsidiaries;

ix) except as otherwise described in the Prospectus, to our knowledge, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents, permits and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Prospectus; except as otherwise described in the Prospectus, to our knowledge, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority or self-regulatory organization in order to provide the products or services that it currently provides or proposes to provide, as set forth in the Prospectus, other than such accreditations or certifications as have been obtained;

x) the Registration Statement, as amended, at September 26, 2003, which is the time it became effective, and the Prospectus, as of its date and the date hereof (in each case, other than the financial statements and other financial and statistical information contained therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations;

xi) neither the Company nor any of the Subsidiaries is, and the transactions contemplated by the Underwriting Agreement and the application of the proceeds therefrom as described in the Prospectus will not cause the Company or any of the subsidiaries to become, an “investment company” or a company “controlled” by an “investment company” under the 1940 Act;

xii) the specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form under Virginia law to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements and with those of the New York Stock Exchange, Inc. for listing of the Shares thereon; and the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement;

xiii) to our knowledge, neither the Company nor any of the Subsidiaries is in breach of its respective charter or by-laws or in default under any provision of any mortgage, deed of trust, lease, license, indenture, loan or credit agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which it or its properties may be bound or affected, except where such breaches or defaults would not reasonably be expected to have a Material Adverse Effect;

xiv) to our knowledge, based on the description of the Company’s business in the Prospectus, neither the Company nor any of the Subsidiaries is required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended; and

xv) Commencing with its taxable year ended December 31, 1997 through its taxable year ended December 31, 2002, FBR Asset Investment Corporation was organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) and the current and proposed method of operation of the Company (including the method of operation of FBR Asset Investment

Corporation until the time of its merger into the Company), as described in the Prospectus and as represented by the Company, will permit the Company to qualify as a REIT under the Code for 2003 and all subsequent years.

xvi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the knowledge of such counsel, threatened by the Commission.

xvii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

Exhibit A to
Form of Opinion of
Hunton & Williams LLP

Friedman, Billings, Ramsey Group, Inc.
FBR TRS Holdings, Inc.
FBR CCP Ltd.
FBR Investments, L.L.C.
FBR Bancorp, Inc.
FBR Asset Management Holdings, Inc.
FBR Capital Markets Holdings, Inc.
Money Management Advisers, Inc.
FBR Fund Advisers, Inc.
FBR Investment Management, Inc.
Pegasus Capital Corporation
Friedman, Billings, Ramsey & Co., Inc.
FBRC, Ltd.
Friedman, Billings, Ramsey International, Ltd.
FBR Investment Services, Inc.

ANNEX B

FORM OF LOCK-UP AGREEMENT

                    , 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
J.P. MORGAN SECURITIES INC.

As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below

c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

     Re: Friedman, Billings, Ramsey Group, Inc. -— Public Offering

Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of the common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Friedman, Billings, Ramsey & Co. Inc. and J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for

Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Lock-Up Period”), make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing restrictions shall not apply to (i) the exercise by the undersigned of outstanding stock options held by the undersigned, provided that the Common Stock received by the undersigned upon any such exercise shall be subject to the provisions of this Letter Agreement during the Lock-Up Period or (ii) securities disposed of privately through bona fide gifts to family members or to others approved by you, so long as the recipients agree to be bound by the same restrictions set forth herein during the Lock-Up Period.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By: Name: Title:

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